Exhibit 99.1

ACTIVIDENTITY REPORTS SECOND QUARTER FISCAL 2009

FINANCIAL RESULTS

Second Quarter 2009 Revenue Increased by 18% to $16.1 million over Prior-Year Quarter.  Continued Momentum Places the Company on Track for Fiscal 2009.

FREMONT, Calif., May 7, 2009 – ActivIdentity Corporation (NASDAQ: ACTI), a global leader in strong authentication and credential management, reported revenue for the quarter ended March 31, 2009 of $16.1 million, compared to $13.6 million for the quarter ended March 31, 2008 and $16.3 million for the quarter ended December 31, 2008.

ActivIdentity’s operating loss fell to $1.7 million for the quarter ended March 31, 2009 from $42.2 million for the quarter ended March 31, 2008, and $3.1 million for the quarter ended December 31, 2008, reflecting improvements in revenue, cost reductions, and the absence of the one time goodwill impairment charge of $35.9 million in the quarter ended March 31, 2008.  Non-GAAP Adjusted EBITDA, which is defined as Operating Income adjusted for non-recurring and non-cash items such as stock-based compensation expense, depreciation, amortization of intangibles, severance and asset impairments, was $0.7 million for the quarter ended March 31, 2009, representing an improvement of $4.5 million compared to the prior-year quarter, and $0.4 million sequentially.

ActivIdentity’s net loss for the quarter ended March 31, 2009, was $2.8 million or $(0.06) per basic and diluted share, compared to a net loss of $42.5 million, or $(0.93) per basic and diluted share for the three months ended March 31, 2008.  The net loss for the quarter ended March 31, 2009 includes $0.6 million of severance costs and realized and unrealized losses on foreign exchange totaling $0.8 million, primarily due to the strengthening of the U.S. dollar.

“We are showing continued momentum, which in the current business climate is very encouraging,” said Grant Evans, chairman and chief executive officer of ActivIdentity. “Our year-over-year growth rate is a sign that our restructuring efforts are paying off and that more and more organizations are turning their attention to identity security software to defend against security threats and identity fraud. As a result, we remain confident in reaffirming the guidance we previously communicated for fiscal 2009.”

Financial Highlights:

	Three Months Ended
GAAP RESULTS (In Millions except Per Share Data)	Mar. 31 2009	Dec. 31 2008	Mar. 31 2008
Revenues	$16.1	$16.3	$13.6
Net (Loss) Income	$(2.8)	$(4.5)	$(42.5)
(Loss) Earnings Per Share	$(0.06)	$(0.10)	$(0.93)

NON-GAAP RESULTS

Adjusted EBITDA	$0.7	$0.3	$(3.9)

ActivIdentity is presenting non-GAAP numbers in this press release as it believes the one time charges for nonrecurring items and the non-cash charges distort the period to period results and that investors will benefit from the comparison of information from period to period without these items.  Please refer to the GAAP to non-GAAP reconciliation table for further detail.  Certain financial results are subject to the application of accounting estimates, especially with regards to fair value accounting.  Management has used what it believes to be appropriate valuation techniques to assess the fair value of impaired investments and the fair value of undelivered elements in multi-element software arrangements.

Conference Call Details

ActivIdentity will host its Fiscal Second Quarter conference call on Thursday, May 7, at 5:00 PM Eastern Standard Time / 2:00 PM Pacific Standard Time.

To access the conference call within the U.S. or Canada, please dial (877) 292-2820 and enter conference ID 97771536. To access the conference call outside the U.S. or Canada please dial (706) 679-4390 and enter conference ID 97771536.

A replay of the conference call will be available approximately two hours after the conclusion of the call at www.actividentity.com.

About ActivIdentity

ActivIdentity Corporation is a global leader in strong authentication and credential management, providing solutions to confidently establish a person’s identity when interacting digitally. For more than two decades the company’s experience has been leveraged by security-minded organizations in large scale deployments such as the U.S. Department of Defense, Nissan, and Saudi Aramco. The company’s customers have issued over 100 million credentials, securing the holder’s digital identity. ActivIdentity is headquartered in Silicon Valley, California. For more information, visit www.actividentity.com.

# # #

ActivIdentity is a registered trademark in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Safe Harbor Statement

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties including, but not limited to, statements regarding ActivIdentity’s ability to achieve its fiscal year guidance and continued customer acceptance of its products.  These risks and uncertainties include risks relating to uncertainty in the economy and its impact on customer deployments of our products, customer adoption of ActivIdentity’s new products, continued expense reductions from ActivIdentity’s various restructuring and cost control measures, changes to our management team, the use of estimates and assumptions in our financial reporting, and other risks identified under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and as may be amended in subsequent Quarterly Reports on Form 10-Q, which are filed with the United States Securities and Exchange Commission (SEC). Copies of these filings are available from us and on the SEC website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements and final results may vary from our preliminary reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  ActivIdentity disclaims any intention to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Press Contact:

Torsten George
VP Marketing

+1 510-745-6310

Torsten.George@actividentity.com

Investor Contact:

Jacques Kerrest

Chief Financial Officer

+1 510-574-1792

Jacques.Kerrest@actividentity.com

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(In thousands)

	March 31, 2009	September 30, 2008
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$76,485	$70,173
Short-term investments	3,527	9,656
Accounts receivable, net of allowance for doubtful accounts of $281 and $317	12,856	11,792
Inventories, net	1,048	1,760
Prepaid and other current assets	4,326	1,696
Total current assets	98,242	95,077
Restricted cash	1,367	—
Investments	11,752	11,752
Property and equipment, net	2,167	2,877
Other intangible assets, net	2,882	4,150
Other long-term assets	834	3,745
Total assets	$117,244	$117,601
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,439	$1,652
Accrued compensation and related benefits	5,874	5,935
Current portion of accrued restructuring liability	628	616
Accrued and other current liabilities	4,544	3,682
Current portion of deferred revenue	14,213	11,024
Total current liabilities	26,698	22,909
Deferred revenue, net of current portion	390	1,125
Accrued restructuring liability, net of current portion	673	962
Long-term deferred rent	292	430
Other long-term liabilities	2,410	2,517
Total liabilities	30,463	27,943
Minority interest	307	304
Commitments and contingencies (Note 10)	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value: 75,000,000 shares authorized, 45,813,129 and 45,786,184 issued and outstanding	46	46
Additional paid-in capital	427,662	426,141
Accumulated deficit	(330,370)	(323,053)
Accumulated other comprehensive loss	(10,864)	(13,780)
Total stockholders’ equity	86,474	89,354
Total liabilities and stockholders’ equity	$117,244	$117,601

(1)  Derived from Audited Consolidated Financial Statements

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2009	2008	2009	2008

Revenue:
Software	$6,207	$4,083	$11,517	$8,937
Hardware	4,148	3,733	8,951	7,915
Service	5,775	5,815	11,963	12,212
Total revenue	16,130	13,631	32,431	29,064

Cost of revenue:
Software	1,142	87	2,181	299
Hardware	2,138	2,381	4,559	4,748
Service	1,891	2,868	3,983	5,439
Amortization of acquired developed technology and patents	593	593	1,186	1,195
Total cost of revenue	5,764	5,929	11,909	11,681
Gross profit	10,366	7,702	20,522	17,383

Operating expenses:
Sales and marketing	5,294	6,822	10,304	13,721
Research and development	3,505	4,663	8,292	9,416
General and administration	3,204	2,527	6,631	5,641
Restructuring expense (net of adjustments)	—	—	—	(73)
Amortization of acquired intangible assets	41	41	82	82
Impairment of goodwill	—	35,874	—	35,874
Total operating expenses	12,044	49,927	25,309	64,661
Loss from operations	(1,678)	(42,225)	(4,787)	(47,278)

Other income (expense):
Interest income, net	370	1,307	1180	2,927
Other income (expense), net	(845)	(1,573)	(3,161)	(2,050)
Total other income (expense), net	(475)	(266)	(1,981)	877
Loss before income tax and minority interest	(2,153)	(42,491)	(6,768)	(46,401)
Income tax benefit (provision)	(624)	13	(653)	(30)
Minority interest	5	12	104	18
Net loss	(2,772)	$(42,466)	$(7,317)	$(46,413)
Basic and diluted net loss per share	(0.06)	$(0.93)	$(0.16)	$(1.01)
Shares used to compute basic and diluted net loss per share	45,798	45,773	45,792	45,757

Other comprehensive income (loss):
Net loss	$(2,772)	$(42,466)	$(7,317)	$(46,413)
Unrealized (loss) gain on short-term investment, net	—	91	152	(833)
Reclassification of unrealized loss on short-term investments	—	945	—	945
Foreign currency translation gain (loss)	819	(1,318)	2,764	(841)
Comprehensive loss	$(1,953)	$(42,748)	$(4,401)	$(47,142)

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended March 31,
	2009	2008

Cash flows from operating activities:
Net loss	$(7,317)	$(46,413)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of fixed assets	691	891
Amortization of acquired developed technology and patents	1,186	1,195
Unrealized foreign exchange (gain)/loss	2,831	(1,117)
Amortization of acquired intangible assets	82	82
Stock-based compensation expense	1,631	1,367
Loss on disposal of property and equipment	59	43
Goodwill Impairment Charge	—	35,874
Investment Impairment Charge	—	2,992
Minority interest in ActivIdentity Europe S.A	(104)	(18)
Changes in:
Accounts receivable	(1,472)	2,781
Inventories	611	126
Prepaid and other current assets	(2,453)	433
Long-term income taxes receivable	2,693	—
Accounts payable	(140)	(335)
Accrued compensation and related benefits	292	(341)
Accrued restructuring liability	(276)	(402)
Accrued and other liabilities	913	481
Deferred revenue	2,663	251
Net cash provided (used) by operating activities	1,890	(2,110)

Cash flows from investing activities:
Purchases of property and equipment	(108)	(203)
Purchases of short-term investments	—	(37,245)
Proceeds from sales and maturities of short-term investments	6,125	67,842
Restricted cash	(1,340)	—
Other long-term assets	(1)	10
Net cash provided by investing activities	4,676	30,404

Cash flows from financing activities:
Proceeds from exercise of options, rights and warrants	—	25
Net cash provided (used) by financing activities	—	25

Effect of exchange rate changes on cash and cash equivalents	(254)	315
Net increase in cash and cash equivalents	6,312	28,634
Cash and cash equivalents, beginning of period	70,173	30,639
Cash and cash equivalents, end of period	$76,485	$59,273

Supplemental disclosures:
Cash paid (refund received) for income taxes	$34	$(38)

Supplemental Financial Measures – Adjusted EBITDA

In this press release and our related earnings conference call, we intend to provide investors with a better understanding of operating results and underlying trends to assess our performance and liquidity.  We evaluate our operating performance based on several measures, including the non-GAAP financial measure of Adjusted EBITDA (defined as Operating Income adjusted for non-recurring and non-cash items such as stock-based compensation expenses, depreciation, amortization of intangibles, severance and asset impairments).  We believe Adjusted EBITDA is a useful supplemental financial measure for investors because it facilitates investors’ ability to evaluate the operational strength of the company’s business.  Adjusted EBITDA, however, is not calculated in accordance with GAAP and should not be considered a substitute for net income as an indicator of operating performance.  A reconciliation of Adjusted EBITDA to operating income from continuing operations is presented below.

ActivIdentity Corporation

Unaudited Reconciliation from GAAP Operating Income (Loss) to Adjusted EBITDA

(In thousands)

	Three Months Ended			Six Months Ended
	Mar. 31 2009	Dec. 31 2008	Mar. 31 2008	Mar. 31 2009	Mar. 31 2008

Operating Income (Loss)	$(1,678)	$(3,109)	$(42,225)	$(4,787)	$(47,278)

Add back depreciation expense	316	375	422	691	891

Add back amortization expense	634	634	634	1,268	1,277

Add back stock compensation expense	740	891	595	1,631	1,367

Add back severance expense	639	1,500	806	2,139	1,642

Add back impairment related expense	0	0	35,874	0	35,874

Adjusted EBITDA	$651	$291	$(3,894)	$942	$(6,227)

Supplemental Financial Measures – Non-GAAP Results

This press release contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP measures include non-GAAP costs of revenue, operating expenses, other expenses, net loss and net loss per share amounts.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures.  They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time, and may differ from non-GAAP financial measures with the same or similar names used by other companies.  Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude goodwill and investment impairments as well as costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management.  Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance.  The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes.  We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

ActivIdentity Corporation

Unaudited Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses

(In thousands)

	Three Months Ended			Six Months Ended
	Mar. 31 2009	Dec. 31 2008	Mar. 31 2008	Mar. 31 2009	Mar. 31 2008
Operating Expenses (gain)	$12,044	$13,265	$49,927	$25,309	$64,661

Subtract depreciation expense	(298)	(352)	(394)	(650)	(835)

Subtract amortization expense	(41)	(41)	(41)	(82)	(82)

Subtract stock compensation expense	(702)	(835)	(544)	(1,537)	(1,234)

Subtract severance expense	(629)	(1,494)	(806)	(2,123)	(1,642)

Subtract impairment related expense	0	0	(35,874)	0	(35,874)

Non-GAAP Operating Expenses	$10,374	$10,543	$12,268	$20,917	$24,994

Discussion of Specific Items Excluded from Non-GAAP Financial Measures

We exclude the below items in our non-GAAP financial measures because we believe they are not closely related to the ongoing operating performance of our business and management and are generally excluded from our budget and planning process.  In addition, we believer our non-GAAP financial measures are helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. Except for costs and expenses related to restructuring and severance, these items are non-cash and do not affect cash flows.

1.               Amortization of acquired intangible assets – In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets.  We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized.  We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories.  However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and investors should consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

2.               Stock based compensation – We exclude stock based compensation expense associated with stock options and stock granted to employees and non-executive directors in our non-GAAP financial measures.  While stock based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock based compensation expenses in comparing our financial performance with that of other companies.

3.               Restructuring and severance – We exclude restructuring and severance in our non-GAAP financial measures because these costs are unrelated to our ongoing operations.  We believe excluding restructuring and severance expenses help investors compare our operating performance with that of other companies.  We recognize, however, that restructuring and severance will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.